Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2010 Financial Results

59% Growth in License Revenue Year-Over-Year

Vienna, Va., January 25, 2011 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended December 31, 2010 (the fourth quarter of its 2010 fiscal year).

Fourth quarter 2010 revenues were $139.1 million, the highest quarterly total revenues in Company history, versus $105.8 million for the fourth quarter of 2009, a 32% increase. Product licenses revenues for the fourth quarter of 2010 were $47.7 million versus $30.0 million for the fourth quarter of 2009, a 59% increase. Product support and other services revenues for MicroStrategy’s core business intelligence (BI) business in the fourth quarter of 2010 were $85.8 million versus $71.5 million for the fourth quarter of 2009, a 20% increase.

Operating expenses for the fourth quarter of 2010 were $87.4 million versus $59.8 million for the fourth quarter of 2009, a 46% increase. The increase in operating expenses was primarily due to an increase in the Company’s worldwide employee headcount and related expenses, and to an increase in variable compensation resulting from the increase in revenue.

Net income for the fourth quarter of 2010 was $17.9 million, or $1.60 per share on a diluted basis, compared to $20.5 million, or $1.66 per share on a diluted basis, for the fourth quarter of 2009.

For the fourth quarter of 2010, MicroStrategy’s effective tax rate was 9% compared to 24% for the fourth quarter of 2009. The lower effective tax rate in the fourth quarter of 2010 was primarily attributable to stronger results outside the U.S., the release of foreign valuation allowances, and the reinstatement of the research and development tax credit.

During the fourth quarter of 2010, MicroStrategy repurchased 309,139 shares of its class A common stock at an average price per share of $88.55 and an aggregate cost of $27.4 million. As of December 31, 2010, MicroStrategy had 7,946,748 shares of class A common stock and 2,694,362 shares of class B common stock outstanding.

General Availability of MicroStrategy 9 Release 3:

The latest release of the MicroStrategy platform, MicroStrategy 9™ Release 3, was made generally available on October 15, 2010. MicroStrategy 9 Release 3 features enhancements that deliver business information significantly faster and make BI easier to use.

MicroStrategy’s highly-visual dashboards display a tremendous amount of information in an easy-to-use and compelling manner. With MicroStrategy 9 Release 3, typical dashboards can contain up to 3 times more data, run up to 2 times faster, and respond to user interactions up to 5 times faster than previously. Performance tests have shown a 4.2MB dashboard reduced in size to 0.8MB, and a dashboard that took 4 seconds to run now runs in 1.3 seconds.

The latest MicroStrategy release accelerates BI performance with new features and functionality. New algorithms automatically detect when a report can use in-memory data sources to deliver reports, analyses, and dashboards up to 6 times faster than previously. In performance tests, a typical report request that took 7.3 seconds is now delivered within 1.2 seconds.

With MicroStrategy 9 Release 3, companies can get new BI reports up and running in less than 30 minutes. The new Data Import capability allows business users to publish personal data from Excel spreadsheets or local databases into the BI system. Once the data is published, users can immediately create reports, charts, and dashboards from the personal data and share them with others. New applications can be set up quickly using pre-designed dashboards and app templates that include layouts, formatting, and analytic workflows. Within minutes, a fully-functioning dashboard or mobile app can be deployed by rewiring the pre-designed dashboard template to the new data.

New MicroStrategy Mobile Enhancements for iPhone® and iPad®:

In November 2010, MicroStrategy announced enhancements to MicroStrategy Mobile™ that enable users to easily extend BI applications to the Apple® iPhone and iPad using a point-and-click interface. MicroStrategy 9 Release 3 includes major enhancements to MicroStrategy Mobile functionality, including:

•

Support for iOS4 and Multi-Tasking – MicroStrategy 9 Release 3 is fully certified on Apple’s latest operating system, iOS4. MicroStrategy 9 takes advantage of the iOS4 multi-tasking capability and allows users to resume their BI sessions from exactly where they left off when interrupted by a phone call or other mobile app activity.

•

Enhanced Mobile Alerts – MicroStrategy’s new release allows users to set information thresholds in the MicroStrategy system that will trigger mobile alerts. Using Apple’s push notification system, users will receive a notification on their iPhone or iPad whenever business conditions exceed their preset thresholds.

•

Richer Information Workflows – With MicroStrategy 9 Release 3, app designers can create sequences of interlinked screens and reports that guide users through a business problem or decision-making process. This new workflow capability conveys information from one screen to the next to maintain business context and improve productivity.

•	Improved Collaboration – MicroStrategy 9 Release 3 enhances information sharing and business collaboration for iPad users. Users can e-mail any iPad report or dashboard directly to colleagues.

•

New Data Visualizations for Mobile BI – MicroStrategy has introduced new native visualizations for MicroStrategy Mobile that provide a richer BI experience on the iPad and the iPhone. Written in Objective-C, the new MicroStrategy visualizations include animations that provide easier viewing and data interaction. MicroStrategy Mobile now supports RSS feeds on the iPhone, allowing mobile apps to incorporate external data feeds. On the iPad, MicroStrategy Mobile offers three new visualizations: integration with Google™ Maps, animated and interactive time series graphs, and highly compact micro-charts that condense volumes of information into a small screen space.

MicroStrategy’s Latest Software Release Delivers High Performance:

In January 2011, MicroStrategy announced performance benchmark test results for MicroStrategy 9 Release 3. The tests show that an 8-CPU configuration of MicroStrategy Intelligence Server™ can deliver a sustained output power rating of 147 KiloCycles, which equates to 147,000 round-trip queries per hour. This query volume can support more than 26,000 active users with an average user response time of 1.3 seconds. MicroStrategy customers will be able to support up to 6 times greater usage with up to 3 times faster average response time by simply upgrading from MicroStrategy 9.0 to MicroStrategy’s latest release.

The benchmark tests also show that MicroStrategy 9 Release 3 can support more than 100,000 active users while delivering average response times under 2 seconds. In tests, a 4-node clustered configuration of MicroStrategy Intelligence Server containing a total of 32 CPU cores delivered a power rating of 560 KiloCycles, which equates to 560,000 round-trip queries per hour.

MicroStrategy also recently announced that in mobile BI application benchmark tests, MicroStrategy can support approximately 42,000 active iPhone users on an 8-CPU configuration, delivering average response times as fast as 1.6 seconds. This user population equates to approximately 210,000 total users assuming a 20% ratio of active users to total users.

For more details, visit http://www.microstrategy.com/high-performance-bi/test-results/

MicroStrategy Recognized as a Top Software Provider for Retailers by Retail Info Systems News:

MicroStrategy was named by Retail Info Systems (RIS) News to its 2010 Software LeaderBoard, which highlights the top 20 software vendors for retailers. The RIS Software LeaderBoard compares software companies serving the retail industry in a head-to-head ranking that is based largely on retailer evaluations. MicroStrategy was ranked in the top 10 in two other categories: Top Software Vendors for Tier One Retailers and Leaders in Product Reliability by Tier One Retailers. Tier One Retailers are defined as retailers with more than $1 billion in annual revenue.

New Customers and New Deals with Existing Customers in Q4 2010 Included:

AT&T Services; Banco Bilbao Vizcaya Argentaria, S.A.; Bank of the West; Barnes and Noble; Cabela’s; Cancer Care Ontario; Carrefour; Centers for Medicare & Medicaid Services; Chevron Products Company; Cisco Systems; Classmates Online; Compañía Suramericana de Seguros S.A.; Danone Group; Dean Foods Company; Dick’s Sporting Goods; Express; Guess?; Herbalife; Hudson’s Bay Company; IMS Health; Japan Post Network Co., Ltd.; JD Power and Associates; Kelley Blue Book; KeyBank National Association; LinkedIn; Liz Claiborne; Lund Food Holdings; Marriott International; Meredith Corporation; Metropolitan Life Insurance Co.; Michelin France; Michelin North America; PepsiCo; Polo Ralph Lauren Corporation; PPL Services Corporation; Radio Shack; Reitmans Canada Limited; Rosen’s Diversified; Sanofi Pasteur; Sears Holdings Management Corporation; Sherwin-Williams; Starwood Hotels & Resorts Worldwide; SuperMedia; Target; Telefónica de Argentina; Telefónica O2 UK Limited; The Coca Cola Company; The Dress Barn; Time Warner Cable; Toys R Us; US Navy Navair; VHA; and Wyeth Consumer Healthcare

Examples of Customer Deals from Q4 2010:

Banco Bilbao Vizcaya Argentaria, S.A. (BBVA)

BBVA, a financial services provider in the Spanish and global market, employs 105,000 people in over 30 countries, and has more than 50 million customers. BBVA recently expanded its deployment of MicroStrategy to provide its bank employees with intuitive dashboards that display a vast amount of sales, financial, and risk information. A wide range of BBVA employees rely on MicroStrategy for their day-to-day activities, including branch employees who access customer information, regional office end users who analyze statistics and trends, and agents and managers who require a global vision to make informed, fast decisions. MicroStrategy was selected for its robust, flexible, and scalable platform, and for its ease-of-use and low total cost of ownership.

Compañía Suramericana de Seguros S.A. (SURA)

Colombian privately held insurer Compañía Suramericana de Seguros S.A. (SURA) offers a range of insurance products and services, including pension insurance, life annuities, and social security. SURA uses MicroStrategy to analyze its banking products, financial data, customer base, and sales activity. A recent expansion of the MicroStrategy deployment at SURA now allows 4,000 SURA users to more effectively analyze cross-sell and up-sell opportunities, optimize sales activity, and strengthen customer relationships. SURA selected MicroStrategy for its ease-of-use, integrated platform, and its proven expertise in the financial services industry.

Hudson’s Bay Company

Hudson’s Bay Company is the Canadian retail entity of Hudson’s Bay Trading Company (HBTC). Founded in 1670, The Hudson’s Bay Company operates the Bay, a major department store, Zellers, a mass merchandise format, Home Outfitters, a kitchen, bed and bath specialty store, and value-priced Fields stores. Hudson’s Bay Company recently expanded its agreement with MicroStrategy to provide each of the company’s banners with reports and dashboards to analyze and forecast merchandise performance, sales activity, and supply chain performance. MicroStrategy-based reports will also help enable users to quickly identify and act upon merchandise opportunities with an “exception-based view” of the business. MicroStrategy is used by more than 5,000 Hudson’s Bay Company employees and partner vendors, including store managers, company executives, and financial and marketing analysts.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its ease-of-use, sophisticated analytics, and superior data and user scalability. MicroStrategy offers free reporting software that can be downloaded from its website, http://www.microstrategy.com/freereportingsoftware. More information about MicroStrategy (Nasdaq: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 9, MicroStrategy Intelligence Server and MicroStrategy Mobile are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of acceptance in the market of the MicroStrategy Mobile application platform; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products, such as new or modified products the Company may seek to develop as a result of its high performance initiatives; market acceptance of new products; the Company’s ability to sustain or increase profitability as it continues to increase headcount; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; impairment charges that may be required with respect to the Company’s damaged corporate aircraft and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues
Product licenses	$47,653	$29,959	$126,717	$101,856
Product support and other services	91,467	75,813	327,860	275,932

Total revenues	139,120	105,772	454,577	377,788

Cost of Revenues
Product licenses	1,896	2,084	7,637	6,607
Product support and other services	30,982	17,382	98,454	59,996

Total cost of revenues	32,878	19,466	106,091	66,603

Gross profit	106,242	86,306	348,486	311,185

Operating Expenses
Sales and marketing	50,982	35,096	165,732	128,472
Research and development	13,748	11,389	50,566	41,796
General and administrative	22,649	13,265	81,599	54,613

Total operating expenses	87,379	59,750	297,897	224,881

Income from continuing operations before financing and other income and income taxes	18,863	26,556	50,589	86,304

Financing and Other Income (Expense)
Interest income, net	80	438	389	955
Other income (expense), net	806	167	3,982	(1,459)

Total financing and other income (expense)	886	605	4,371	(504)

Income from continuing operations before income taxes	19,749	27,161	54,960	85,800
Provision for income taxes	1,827	6,620	11,168	25,293

Income from continuing operations	17,922	20,541	43,792	60,507

Discontinued operations:
Gain from sale of discontinued operations, net of tax provision of $11,190	—	—	—	14,437
Loss from discontinued operations, net of tax benefit of $54	—	—	—	(107)

Discontinued operations, net of tax	—	—	—	14,330

Net Income	$17,922	$20,541	$43,792	$74,837

Basic earnings per share (1):
From continuing operations	$1.66	$1.72	$3.85	$5.08
From discontinued operations	$—	$—	$—	$1.20

Basic earnings per share	$1.66	$1.72	$3.85	$6.28

Weighted average shares outstanding used in computing basic earnings per share	10,802	11,929	11,378	11,906

Diluted earnings per share (1):
From continuing operations	$1.60	$1.66	$3.72	$4.92
From discontinued operations	$—	$—	$—	$1.17

Diluted earnings per share	$1.60	$1.66	$3.72	$6.09

Weighted average shares outstanding used in computing diluted earnings per share	11,196	12,350	11,779	12,284

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2010	2009	2010	2009	2010	2009
Revenues
Product licenses	$47,653	$29,959	$—	$—	$47,653	$29,959
Product support and other services	85,753	71,507	—	—	85,753	71,507
Angel.com services	—	—	5,714	4,306	5,714	4,306

Total revenues	133,406	101,466	5,714	4,306	139,120	105,772

Cost of Revenues
Product licenses	1,896	2,084	—	—	1,896	2,084
Product support and other services	28,002	15,845	—	—	28,002	15,845
Angel.com services	—	—	2,980	1,537	2,980	1,537

Total cost of revenues	29,898	17,929	2,980	1,537	32,878	19,466

Gross profit	103,508	83,537	2,734	2,769	106,242	86,306

Operating Expenses
Sales and marketing	47,817	33,679	3,165	1,417	50,982	35,096
Research and development	12,823	10,460	925	929	13,748	11,389
General and administrative	21,975	12,664	674	601	22,649	13,265

Total operating expenses	82,615	56,803	4,764	2,947	87,379	59,750

Income (loss) from continuing operations before financing and other income and income taxes	20,893	26,734	(2,030)	(178)	18,863	26,556

Financing and Other Income
Interest income, net	80	438	—	—	80	438
Other income, net	771	164	35	3	806	167

Total financing and other income	851	602	35	3	886	605

Income (loss) from continuing operations before income taxes	$21,744	$27,336	$(1,995)	$(175)	$19,749	$27,161
Provision for income taxes					1,827	6,620

Income from continuing operations					17,922	20,541

Discontinued operations:
Gain from sale of discontinued operations, net of tax					—	—
Income from discontinued operations, net of tax					—	—

Discontinued operations, net of tax					—	—

Net income					$17,922	$20,541

Basic earnings per share:
From continuing operations					$1.66	$1.72
From discontinued operations					$—	$—

Basic earnings per share					$1.66	$1.72

Diluted earnings per share:
From continuing operations					$1.60	$1.66
From discontinued operations					$—	$—

Diluted earnings per share					$1.60	$1.66

Basic weighted average shares outstanding					10,802	11,929

Diluted weighted average shares outstanding					11,196	12,350

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009	2010	2009
Revenues
Product licenses	$126,717	$101,856	$—	$—	$126,717	$101,856
Product support and other services	309,371	261,956	—	—	309,371	261,956
Angel.com services	—	—	18,489	13,976	18,489	13,976

Total revenues	436,088	363,812	18,489	13,976	454,577	377,788

Cost of Revenues
Product licenses	7,637	6,607	—	—	7,637	6,607
Product support and other services	89,718	54,625	—	—	89,718	54,625
Angel.com services	—	—	8,736	5,371	8,736	5,371

Total cost of revenues	97,355	61,232	8,736	5,371	106,091	66,603

Gross profit	338,733	302,580	9,753	8,605	348,486	311,185

Operating Expenses
Sales and marketing	157,459	123,690	8,273	4,782	165,732	128,472
Research and development	47,239	38,042	3,327	3,754	50,566	41,796
General and administrative	79,390	52,741	2,209	1,872	81,599	54,613

Total operating expenses	284,088	214,473	13,809	10,408	297,897	224,881

Income (loss) from continuing operations before financing and other income and income taxes	54,645	88,107	(4,056)	(1,803)	50,589	86,304

Financing and Other Income (Expense)
Interest income, net	389	955	—	—	389	955
Other income (expense), net	3,956	(1,462)	26	3	3,982	(1,459)

Total financing and other income (expense)	4,345	(507)	26	3	4,371	(504)

Income (loss) from continuing operations before income taxes	$58,990	$87,600	$(4,030)	$(1,800)	$54,960	$85,800
Provision for income taxes					11,168	25,293

Income from continuing operations					43,792	60,507

Discontinued operations:
Gain from sale of discontinued operations, net of tax					—	14,437
Loss from discontinued operations, net of tax					—	(107)

Discontinued operations, net of tax					—	14,330

Net income					$43,792	$74,837

Basic earnings per share:
From continuing operations					$3.85	$5.08
From discontinued operations					$—	$1.20

Basic earnings per share					$3.85	$6.28

Diluted earnings per share:
From continuing operations					$3.72	$4.92
From discontinued operations					$—	$1.17

Diluted earnings per share					$3.72	$6.09

Basic weighted average shares outstanding					11,378	11,906

Diluted weighted average shares outstanding					11,779	12,284

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2010	December 31, 2009
Assets	(unaudited)	(audited)
Current assets
Cash and cash equivalents	$174,097	$224,769
Restricted cash and investments	284	549
Accounts receivable, net	82,056	56,399
Prepaid expenses and other current assets	26,751	10,861
Deferred tax assets, net	13,670	12,642

Total current assets	296,858	305,220

Property and equipment, net	65,033	54,906
Capitalized software development costs, net	9,059	13,431
Deposits and other assets	5,587	3,283
Deferred tax assets, net	5,029	6,490

Total Assets	$381,566	$383,330

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$36,683	$28,460
Accrued compensation and employee benefits	60,201	46,277
Deferred revenue and advance payments	89,331	77,783
Deferred tax liabilities	355	115

Total current liabilities	186,570	152,635

Deferred revenue and advance payments	7,878	3,845
Other long-term liabilities	37,946	12,622

Total Liabilities	232,394	169,102

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,351 shares issued and 7,947 shares outstanding, and 14,302 shares issued and 9,255 shares outstanding, respectively	14	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,694 shares issued and outstanding	3	3
Additional paid-in capital	455,374	453,170
Treasury stock, at cost; 6,405 and 5,047 shares, respectively	(475,184)	(366,191)
Accumulated other comprehensive (loss) income	(1,455)	604
Retained earnings	170,420	126,628

Total Stockholders’ Equity	149,172	214,228

Total Liabilities and Stockholders’ Equity	$381,566	$383,330

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2010	2009
	(unaudited)	(audited)
Operating activities:
Net income	$43,792	$74,837
Less: Income from discontinued operations, net	—	(14,330)

Income from continuing operations	43,792	60,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,799	10,631
Bad debt expense	3,436	1,863
Deferred taxes	1,689	16,146
Excess tax benefits from stock-based payment arrangements	(741)	(907)
Other, net	70	10
Changes in operating assets and liabilities:
Accounts receivable	(30,134)	(9,264)
Prepaid expenses and other current assets	(13,159)	(1,168)
Deposits and other assets	(2,353)	553
Accounts payable and accrued expenses	4,651	1,076
Accrued compensation and employee benefits	14,178	2,041
Deferred revenue and advance payments	16,285	12,108
Other long-term liabilities	25,312	3,319

Net cash provided by operating activities from continuing operations	75,825	96,915
Net cash used in operating activities from discontinued operations	—	(472)

Net cash provided by operating activities	75,825	96,443

Investing activities:
Purchases of property and equipment	(16,289)	(18,265)
Capitalized software development costs	(2,185)	(4,218)
Decrease in restricted cash and investments	1,047	575

Net cash used in investing activities from continuing operations	(17,427)	(21,908)
Net cash provided by investing activities from discontinued operations	—	24,546

Net cash (used in) provided by investing activities	(17,427)	2,638

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	1,154	1,216
Excess tax benefits from stock-based payment arrangements	741	907
Purchases of treasury stock	(108,993)	—
Distribution to Alarm.com minority shareholders	—	(60)

Net cash (used in) provided by financing activities from continuing operations	(107,098)	2,063
Net cash provided by financing activities from discontinued operations	—	—

Net cash (used in) provided by financing activities	(107,098)	2,063
Effect of foreign exchange rate changes on cash and cash equivalents	(1,972)	710

Net (decrease) increase in cash and cash equivalents	(50,672)	101,854
Cash and cash equivalents, beginning of period	224,769	122,915

Cash and cash equivalents, end of period	$174,097	$224,769